UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 15, 2002

                                AUTEO MEDIA, INC.
               (Exact name of registrant as specified in charter)

                        Commission File Number 000-27229
                                               ---------

                Nevada                                        88-0409163
    -------------------------------                       -------------------
    (State or other jurisdiction of                          (IRS Employer
     incorporation or organization)                       Identification No.)

    22125 17th Avenue S.E., Suite 105 Bothell, WA             98021
    ---------------------------------------------           ----------
    (Address of principal executive offices)                (Zip Code)

    Registrant's telephone number, including area code    (425)415-1694
                                                          -------------






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ITEM 2. Acquisition or Disposition of Assets

         On July 13, 2002 a majority of the shareholders of Auteo Media, Inc. approved the sale of substantially all of the Company's assets to the Trader Publishing Company ("Trader"), a Virginia company. The sale was effective on July 15, 2002 and included all the assets of the Company pertaining to Dealer Specialties International, Inc. and its related franchise agreement with the Company, specifically involving the Dealer Specialties Business. This business represented substantially all of the operations, revenues and expenses of the Company. As consideration for the sale of assets, Trader paid the Company $1,500,000 cash less certain holdbacks. The Company retained its cash and receivables.

         The remaining operations of the business, which includes web site management services for automotive dealerships, cannot operate profitably. Effective July 16, 2002 the Company has stopped or scaled back most operations in order to protect the cash position of the Company with the asset sale to Trader. Auteo Media entered into a license agreement with Motorwebs, Inc. to manage the remaining customers for an up-front license fee and other consideration. Motorwebs, Inc. is a new corporation operated by Ronald Clayton, previously the President of Auteo Media. Mr. Clayton resigned from the Company on July 15, 2002, without dispute, to begin this venture.

         The Board of Directors of Auteo Media will continue to conduct all activities necessary to conserve cash and pay all liabilities. The Company has hired a consultant to advise management as to the best alternatives for going forward as a shell corporation.

ITEM 7 - EXHIBITS

Exhibit Number                      Name of Exhibit


      1                             Asset Purchase Agreement (1)


(1) Filed electronically as an Exhibit to SEC Form DEF 14A (Definitive Proxy Statement) on June 25, 2002.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           (Registrant):  AUTEO MEDIA, INC.
                                          -----------------

                                     By:  /s/ Steve Van Leeuwen
                                          ----------------------------
                                          Steve Van Leeuwen, Chairman and CEO

Date:  July 26, 2002






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